Exhibit 10.9

THIRD AMENDMENT TO LICENSE AND MANUFACTURING AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AND MANUFACTURING AGREEMENT (“Third Amendment”) is made and entered into as of April 13, 2006 (the “Third Amendment Effective Date”), by and among BioZone Laboratories, Inc., a corporation formed under the laws of the State of California or its assigns (individually and collectively, “BioZone”), and ALCiS Health, Inc., a corporation formed under the laws of the California (“ALCiS”). Except as noted below, the License and Manufacturing Agreement (“Agreement”), dated August 17, 2005, between the parties shall remain in full force and effect. The Amendment dated September 28, 2005 between the parties shall have no further force or effect, and shall be replaced in its entirety by the Second Amendment dated December 27, 2005, which shall remain in full force and effect except as modified below.

NOW THEREFORE, in consideration of the representations and warranties, covenants and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

A.	Section 4.1(b) and (c) of the Agreement shall be amended and replaced in its entirety with the following:

(b)	By April 15, 2006, BioZone shall receive warrants to purchase four hundred sixty thousand (460,000) shares of ALCiS Common Stock at $2.00 per share, with an expiration date of 10 years from the date of issue. For clarification, on March 31, 2006, a merger (“Merger”) between ALCiS and Emerging Delta Corporation (“Delta”) was consummated and each share of ALCiS’ stock was exchanged for 0.16 share of Delta’s common stock. Following the Merger, the post-Merger public entity is granting a stock dividend of 5.25 shares to each of its shareholders which has the effect of a 6.25 for 1 stock split, in effect restoring the number of shares originally held by all ALCiS shareholders pre-Merger. This warrant to BioZone already incorporates any adjustment due for the 5.25 for 1 share dividend, and shall not be further adjusted as a result of such dividend.

(c)	Intentionally deleted.

B.	BioZone hereby directs and instructs ALCiS to title the warrants in Section 4.1(b), due under the provision as modified above, in the following names and amounts:

Owner Name	%

Total	100%

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the Third Amendment Effective Date set forth above.

ALCIS HEALTH, INC.		BIOZONE LABORATORIES, INC.

By:	/s/ Brian Berchtold	By:	/s/ Daniel Fisher
	Brian Berchtold		Daniel Fisher
	Chief Executive Officer		President